UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Purchase and Sale Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On February 13, 2006, Alon Petroleum Pipe Line, LP (“APPL”), a Delaware limited partnership and a subsidiary of Alon USA Energy, Inc. (the “Company”), agreed to sell its Amdel Pipeline and White Oil Pipeline to Sunoco Pipeline, L.P. (“Sunoco”) pursuant to, and subject to the conditions set forth in, a Purchase and Sale Agreement (the “Purchase Agreement”) between APPL and Sunoco. The purchase price for the two pipelines is $68 million.
     A copy of the Purchase Agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference. The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Purchase Agreement.
     The press release issued by the Company on February 13, 2006 with respect to the entry into the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit
Number	Description

10.1	Purchase and Sale Agreement by and between Alon Petroleum Pipe Line, LP and Sunoco Pipeline, L.P., dated February 13, 2006.
99.1	Press Release of the Company dated February 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
	By:	/s/ Harlin R. Dean
Harlin R. Dean
Date: February 13, 2006		Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Purchase and Sale Agreement by and between Alon Petroleum Pipe Line, LP and Sunoco Pipeline, L.P., dated February 13, 2006.
99.1	Press Release of the Company dated February 13, 2006.